Exhibit 10.2

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of November 3, 2020, is by and among SENTE MASTER FUND, L.P. (“SENTE”), VIBRANT AMBAR FUND, LTD. (“Vibrant” and together with SENTE, each a “Seller” and collectively, the “Sellers”) and BLACKSTONE PRIVATE CREDIT FUND (“Buyer”).

WHEREAS, reference is made to (a) the Credit Agreement, dated as of the date hereof, by and among BNP Paribas, as a lender and the other lenders from time to time party thereto, (collectively, the “Lenders”), Maple Park CLO, Ltd. (the “Issuer”), BNP Paribas, as administrative agent (the “Administrative Agent”), GSO / Blackstone Debt Funds Management LLC (the “Collateral Manager”) and the Sellers, as the Controlling Subordinated Noteholder, and the other holders of Subordinated Notes from time to time party thereto (as the same may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), (b) the Indenture, dated as of the date hereof (as amended and supplemented from time to time, the “Indenture”) between the Issuer and Wells Fargo Bank, National Association, as trustee, (c) the Subordinated Note Purchase Agreement, dated as of the date hereof, by and between the Issuer and SENTE (as the same may be amended from time to time, the “Sente Subordinated Note Purchase Agreement”) and (d) the Subordinated Note Purchase Agreement, dated as of the date hereof, by and between the Issuer and Vibrant (as the same may be amended from time to time, the “Vibrant Subordinated Note Purchase Agreement” and together with the SENTE Subordinated Note Purchase Agreement, each a “Subordinated Note Purchase Agreement” and collectively, the “Subordinated Note Purchase Agreements”);

WHEREAS, pursuant to the Indenture, the Issuer intends to issue certain Subordinated Notes due November 3, 2030 (the “Subordinated Notes”);

WHEREAS, pursuant to the Subordinated Note Purchase Agreements, the Sellers purchased certain Subordinated Notes (the “Seller Subordinated Notes”); and

WHEREAS, upon the occurrence of (i) a GSO Takeout Obligation Event (as defined below), each Seller wishes to sell to Buyer (or its designee), and Buyer wishes to purchase (or arrange the purchase of) from each Seller, all of such Seller’s right, title and interest in, to and under the Seller Subordinated Notes or (ii) the exercise of the GSO Takeout Right (as defined below), the Buyer (or its designee) shall have the right, but not the obligation, to purchase (or arrange the purchase of) from each Seller, all of such Seller’s right, title and interest in, to and under the Seller Subordinated Notes, in each case, subject to the terms and conditions set forth herein and in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1. Purchase and Sale.

(a) GSO Takeout Obligation Event. If the Buyer has raised equity capital cumulatively totaling at least $200,000,000 on or prior to April 15, 2021 (a “GSO Takeout Obligation Event”), the Buyer shall be obligated to execute (or arrange the execution of) a GSO Takeout (as defined in the Credit Agreement) on or prior to April 15, 2021. In connection with its obligation to execute a GSO Takeout, the Buyer shall provide notice to the Sellers, the Issuer and the Administrative Agent specifying the date on which it intends to purchase the Seller Subordinated Notes (such date of purchase, the “GSO Obligation Purchase Date”), which shall be no earlier than four weeks after the date of such notice (or such shorter period as the Sellers may agree) and no later than April 15, 2021 (such notice the “GSO Obligation Purchase Notice”); provided that, the notice required by this sentence may be provided prior to the GSO Takeout Obligation Event. Solely with respect to the first such GSO Obligation Purchase Notice, the Buyer may specify, instead of a single date on which it intends to purchase the Seller Subordinated Notes, a one-week period (commencing no earlier than the date that is four weeks after the date of such first GSO Obligation Purchase Notice (or such shorter period as the Sellers may agree) and ending no later than April 15, 2021) within which it intends to purchase the Seller Subordinated Notes (such period, the “GSO Obligation Target Purchase Window”). The Buyer shall be required to provide notice to the Sellers specifying the GSO Obligation Purchase Date on or prior to the date that is two weeks prior to the first day of the GSO Obligation Target Purchase Window (or such shorter period as the Sellers may agree). The Buyer shall have a one- time right to rescind such first GSO Obligation Purchase Notice at any time on or prior to the date that is two weeks prior to the first day of the GSO Obligation Target Purchase Window by providing notice to the Sellers (such notice, the “GSO Obligation Purchase Rescission Notice”); provided that, if the Buyer exercises such right of rescission, the Buyer may simultaneously in the GSO Obligation Purchase Rescission Notice specify a GSO Obligation Purchase Date that is no earlier than the date that is three weeks after the date of the GSO Obligation Purchase Rescission Notice (or such shorter period as the Sellers may agree) and no later than April 15, 2021.

(b) GSO Takeout Right. In addition to the obligation to execute a GSO Takeout following the occurrence of a GSO Takeout Obligation Event, at any time prior to April 15, 2021, upon notice to the Sellers, the Issuer and the Administrative Agent, the Buyer (or its designee) shall have the right, but not the obligation to purchase the Seller Subordinated Notes from the Sellers (such right, the “GSO Takeout Right”). The date of the purchase (together with the GSO Obligation Purchase Date, each, a “Purchase Date”) shall be no earlier than four weeks after the date on which the Buyer notifies the Sellers of its intention to purchase the Seller Subordinated Notes (or such shorter period as the Sellers may agree) and no later than April 15, 2021.

(c) Subject to the terms and conditions set forth herein, on the Purchase Date, each Seller hereby agrees to sell, transfer and assign to Buyer (or its designee), and Buyer (or its designee) hereby agrees to purchase from each Seller, all of such Seller’s right, title and interest in, to and under all of the Seller Subordinated Notes. The aggregate consideration for the Seller Subordinated Notes (the “Purchase Price”) shall be equal to the Repurchase Price (as defined in the Indenture) applicable to such Seller Subordinated Notes, as if the Purchase Date were the Redemption Date under the Indenture. For purposes of calculating the Purchase Price pursuant to this Section 1(c), references to “Pricing Date” in the Indenture shall mean the Purchase Date as defined herein. Notwithstanding anything to the contrary herein, without the prior written consent of the Controlling Subordinated Noteholder, a GSO Takeout shall not take place by a repurchase or redemption of Seller Subordinated Notes if on the CLO Closing Date or the related Redemption Date the Issuer does not have sufficient amounts to pay to the Purchase Price as calculated above.

(d) On the Purchase Date (i) Buyer shall deliver (or arrange the delivery) to the Sellers the Purchase Price by wire transfer of immediately available funds to the account set forth on Schedule I attached hereto and (ii) Buyer (or its designee) and the Sellers shall deliver to the Issuer, Administrative Agent and Collateral Manager an executed assignment and assumption agreement substantially in the form attached hereto as Exhibit A, pursuant to which Buyer (or its designee) shall assume each Seller’s rights and obligations under each of the Credit Agreement and the Subordinated Note Purchase Agreements.

(e) The Sellers’ obligation to sell the Seller Subordinated Notes shall expire on April 15, 2021.

(f) The Buyer shall provide notice to the Sellers, the Issuer and the Administrative Agent of the occurrence of the GSO Takeout Obligation Event within 2 Business Days of such occurrence.

2. Representations and Warranties of Sellers.

Each Seller hereby represents and warrants as follows as of the date hereof and as of the Purchase Date:

(a) Such Seller has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted.

(b) This Agreement has been duly executed and delivered by such Seller and (assuming due execution and delivery by the other parties) constitutes such Seller’s legal, valid and binding obligation, enforceable against such Seller in accordance with its terms.

(c) The Seller Subordinated Notes are free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies, adverse claims and other arrangements or restrictions of any kind which in substance secures payment of an obligation (each, an “Encumbrance”). Upon consummation of the transactions contemplated by this Agreement, Buyer (or its designee) shall own the Seller Subordinated Notes free and clear of all Encumbrances.

(d) The execution, delivery and performance by such Seller of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Seller Subordinated Notes pursuant to, the organizational documents of such Seller or any material agreement, instrument, order, judgment, decree, law or governmental regulation to which such Seller is a party or is subject or by which the Seller Subordinated Notes are bound.

(e) No governmental, administrative or other third party consents or approvals are required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(f) There are no actions, suits, claims, investigations or other legal proceedings pending or threatened by such Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. There are no actions, suits, claims, investigations or other legal proceedings that have been commenced, or, to the knowledge of such Seller, which are pending or threatened, against such Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(g) Since the date of its formation, such Seller has been, and currently is, solvent, able to pay its debts as they become due and has adequate capital to conduct its business.

(h) No resolution to wind up or liquidate such Seller has been adopted by such Seller. No bankruptcy petition or similar proceeding has ever been commenced or filed by such Seller in any jurisdiction.

3. Representation and Warranties of Buyer.

Buyer hereby represents and warrants as follows:

(a) Buyer has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted.

(b) This Agreement has been duly executed and delivered by Buyer and (assuming due execution and delivery by the other parties) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

(c) The execution, delivery and performance by Buyer of this Agreement do not conflict with or violate or result in the breach of the organizational documents of Buyer or any material agreement, instrument, order, judgment, decree, law or governmental regulation to which Buyer is a party.

(d) No governmental, administrative or other third party consents or approvals are required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) There are no actions, suits, claims, investigations or other legal proceedings pending or threatened by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Buyer, threatened against Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(f) Buyer understands that nothing in this agreement or any other materials presented to Buyer in connection with the purchase and sale of the Seller Subordinated Notes constitutes legal, tax or investment advice and Buyer has consulted such legal, tax and investment advisors and made its own assessments as it, in its sole discretion, has deemed necessary or appropriate in connection with this purchase of the Seller Subordinated Notes.

(g) Buyer (i) is a sophisticated entity with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of participation in the transactions contemplated herein, (ii) is capable of bearing the economic risks of the transactions contemplated herein, (iii) has, or has access to, such information as it deems appropriate under the circumstances concerning, among other things, the businesses, financial condition or prospects and litigation issues and outcomes of the Issuer to make an informed decision regarding the purchase of the Seller Subordinated Notes (including the Purchase Price therefor), and (iv) has independently and without reliance on any Seller (saving each Seller’s representations in Section 2 above) or any other party, and based on such information as it deems appropriate, made its own analysis and decision to enter into this Agreement and to consummate the transactions contemplated hereby.

4. Indemnification.

Each party (such party, an “Indemnifying Party”) hereto shall indemnify the other party (such party, an “Indemnified Party”) and hold the Indemnified Party harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, Encumbrances, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Indemnified Party directly resulting from any breach of any representation, warranty, covenant or agreement made by the Indemnifying Party herein; provided, however, that nothing in this Agreement shall be construed as rendering the Indemnifying Party liable to the Indemnified Party or any other party in respect of any indirect, incidental, special, consequential, exemplary or punitive damages or in respect of damages or claims in the nature of lost revenue, lost income, lost profits or loss of investment opportunities under any theory of law or equity and including where the Indemnifying Party has been advised as to the possibility of the same.

5. Definitions. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture, or, if not defined therein, the Subordinated Note Purchase Agreements, or, if not defined therein, the Credit Agreement.

6. Further Assurances.

Following the date hereof, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

7. Expenses.

All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Buyer.

8. Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth below (or to such other address that may be designated by the receiving party from time to time in accordance with this Section 8). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section 8.

If to Sellers:	SENTE Master Fund, L.P.
c/o DFG Investment Advisers, Inc. 747 Third Avenue, 38th Floor New York, New York 10017 Attention: Moritz Hilf Telephone No.: 646-747-8478 Facsimile No.: 212-488-1546 Email: mhilf@dfgia.com

Vibrant Ambar Fund, Ltd.
c/o DFG Investment Advisers, Inc. 747 Third Avenue, 38th Floor New York, New York 10017 Attention: Moritz Hilf Telephone No.: 646-747-8478 Facsimile No.: 212-488-1546 Email: mhilf@dfgia.com

If to Buyer:	Blackstone Private Credit Fund
345 Park Ave New York, NY 10154 Attention: Angelina.Perkovic@gsocap.com, Hailey.Nicholson@gsocap.com, Cesar.Parra@gsocap.com

9. Entire Agreement.

This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

10. Successor and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed.

11. Headings.

The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

12. Amendment and Modification; Waiver.

This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

13. Severability.

If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14. Governing Law; Submission to Jurisdiction.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States in the Southern District of New York or the courts of the State of New York located in the County of New York in the Borough of Manhattan, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO, OR BASED UPON, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY PARTY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE FOREGOING WAIVERS.

15. Binding Effect; Benefit of Agreement

The Sellers and the Buyer hereby agree that the Administrative Agent is a third-party beneficiary of this Agreement and, except as otherwise provided herein, this Agreement shall be binding upon the parties hereto and inure to the benefit of the parties hereto and the Administrative Agent and their respective successors, heirs, executors, legal representatives and transferees.

16. Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

SELLER:

SENTE MASTER FUND, L.P.
By: DFG Investment Advisers, Inc., its investment manager

By:	/s/ Moritz Hilf
Name: Moritz Hilf
Title: CFO

Maple Park

Purchase and Sale Agreement

SELLER:

VIBRANT AMBAR FUND, LTD.,
By: DFG Investment Advisers, Inc.,
its investment manager

By:	/s/ Moritz Hilf
Name: Moritz Hilf
Title: CFO

Maple Park

Purchase and Sale Agreement

BUYER:

BLACKSTONE PRIVATE CREDIT FUND

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Chief Compliance Officer, Chief Legal Officer and Secretary

Maple Park

Purchase and Sale Agreement

Consented to as Administrative Agent under the Credit Agreement:

BNP PARIBAS, as Administrative Agent

By:	/s/ Adnan Zuberi
Name: Adnan Zuberi Title: Managing Director

By:	/s/ Sohaib Naim
Name: Sohaib Naim Title: Vice President

Maple Park

Purchase and Sale Agreement